Exhibit 3.13

October 14, 2002

Secretary of State
State of Florida
Corporations Division
Post Office Box 6327
Tallahassee, FL 32314

Re:          CUTTING EDGE TOOLING, INC.

Articles of Incorporation

Dear Sir or Madam:

In the Articles of Incorporation for the above referenced corporation which were filed with you on October 11, 2002 my secretary inadvertently put the principal office address of the corporation and the address as one of the initial directors, Frank L. Eger, Jr. as 13950 Virginia Avenue, Astatula, Florida 34705. That address should be 13700 Virginia Avenue, Astatula, Florida 34705. Would you be so kind as to make that correction in your records including the Certificate Designating Place of Business for the Service of Process within Florida and Registered Agent Upon Whom Process May Be Served. Thank you for your prompt attention in this matter.

Sincerely,

/s/ Thomas S. Recicar
Thomas S. Recicar

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ARTICLES OF INCORPORATION

OF

CUTTING EDGE TOOLING, INC.

The undersigned, being of legal age and competent to contract, for the purpose of organizing a corporation pursuant to the laws of the State of Florida, does hereby adopt the following Articles of Incorporation, and does hereby agree and certify as follows:

ARTICLE I
NAME AND PRINCIPAL ADDRESS

The name of this corporation shall be CUTTING EDGE TOOLING, INC., whose principal office shall be located at 13950 Virginia Avenue, Astatula, Florida 34705.

ARTICLE II
CORPORATE EXISTENCE

This Corporation shall commence corporate existence on filing and shall have perpetual existence unless sooner dissolved in accordance with the law.

ARTICLE III
PURPOSES AND GENERAL POWERS

The general purposes of this Corporation shall be the transaction of any and all lawful business. This Corporation shall have all of the powers enumerated in the Florida General Corporation Act, as the same now exists and as hereafter amended, and all such other powers as are permitted by applicable law, including, without limitation and only by illustration, the following:

(a)           To have a corporate seal, which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed, affixed, or in any other manner reproduced.

(b)           To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with real or personal property or any interest therein, wherever situated.

(c)           To sell, convey, mortgage, pledge, create a security interest in, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets.

(d)           To lend money to, and use its credit to assist its officers and employees.

(e)           To purchase or otherwise acquire letters of intent, concessions, licenses, inventions, rights and privileges, subject to royalty or otherwise, and whether exclusive, nonexclusive, or limited, or any part interest in any of the foregoing, whether in the United States or in any other part of the world; to sell, let, or otherwise grant any patent rights, concessions, licenses, inventions, rights or privileges or any interest in any thereof; to register any patent or patents for any invention or inventions, or obtain exclusive or other privileges in respect of the same, in any part of the world, and to apply for, exercise, use or otherwise deal with any patent rights, concessions, monopolies, or other rights or privileges either in the United States or in any other part of the world; to manufacture and produce, and trade and deal in all machinery, plant, articles, appliances, and other things capable of being manufactured, produced or traded in by virtue of or in connection with any such letters patent, concessions, licenses, inventions, rights, or privileges as aforesaid.

(f)            To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interest in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district, or municipality or of any instrumentality thereof.

(g)           To aid in any manner any corporation, stock company, association, trust, trustee, government or governmental entity, or other person or entity whatsoever, whose stock, bonds, or other obligations or securities of any kind or character are held or are in any manner guaranteed by it, and to do any other acts or things for the preservation, protection or improvement or enhancement of the value of any property or rights or interests in property of any kind or character owned or held by it, and to do any acts or things, or refrain from doing any acts or things designed for any such purpose.

(h)           To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the Corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income.

(i)            To enter into, make, receive assignments of, grant assignments of, and perform contracts of every nature and kind for any lawful purpose.

(j)            To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned or invested.

(k)           To conduct its business, carry on its operations, and have offices and exercise the powers granted by the Florida General Corporation Act or by other applicable law within or without the State of Florida.

(l)            To elect or appoint officers and agents and define their duties and fix their compensation.

(m)          To make and alter bylaws, not inconsistent with its articles of incorporation or with the laws of the State of Florida, for the administration and regulation of its affairs.

(n)           To promote, by all proper and legitimate agencies and means, education and educational institutions generally, and any and all charitable, religious, scientific and educational movements, purposes or causes; to make gifts and donations for the public welfare or for charitable, religious, scientific or educational purposes.

(o)           To dedicate to the public or to any governmental entity or other entity whatsoever for any public or other purpose any of its real or personal property or any interest therein.

(p)           To transact any lawful business which its Board of Directors shall find will be in aid of governmental policy.

(q)           To pay pensions and establish and carry out pension plans, profit sharing plans, stock bonus plans, retirement plans, benefit plans stock option plans, and other incentive and compensation plans for any or all of its directors, officers, and employees and for any or all of the directors, officers, and employees of its subsidiaries.

(r)            To provide insurance for its benefit on the life of any of its directors, officers, or employees, or on the life of any shareholder for the purpose of acquiring at his death shares of its stock owned by the shareholder or by the spouse or children of the shareholder.

(s)           To be a promoter, incorporator, general partner, limited partner, member, associate, or manager of any corporation, partnership, limited partnership, joint venture, trust, or other enterprise.

(t)            To have and exercise all powers necessary or convenient to effect is general purpose.

ARTICLE IV
CAPITAL STOCK

1.             Number and Class of Shares Authorized; Par Value.

The capital stock authorized, the par value thereof, and the class of such stock shall be as follows:

Number Of Shares Authorized	Par Value Per Share	Class Of Stock

7,500	$1.00	Common

The consideration for all of the above stock shall be payable in cash, property (tangible and intangible), labor or services in lieu of cash; at a just valuation to be fixed by the Board of Directors of the Corporation.

2.             Voting Rights.

The Common Stock shall possess and exercise exclusive voting rights and at all meetings of the shareholders, each record holder of such stock shall be entitled to one vote for each share held. Shareholders holding Common Stock shall have no cumulative voting rights in any election of directors of the Corporation.

3.             No Preemptive Rights.

No shareholder of the Corporation shall have the right, upon the sale for cash or otherwise, of any new stock of the Corporation or of any stock of the Corporation held by it in its treasury or otherwise, of the same or any other kind, class or series as that which he already holds, to purchase his pro rata or any other share of such stock at the same price at which it is offered to others or any other price.

ARTICLE V
INITIAL REGISTERED OFFICE AND AGENT

The initial registered office of this Corporation shall be located at 13950 Virginia Avenue, Astatula, Florida 34705 and the initial registered agent of the Corporation at that address shall be FRANK L. EGER, JR. The Corporation may change its registered agent or the location of its registered office, or both, from time to time without amendment of these Articles of Incorporation.

ARTICLE VI
INITIAL BOARD OF DIRECTORS

This Corporation shall have two (2) directors initially. The number of directors may be either increased or diminished from time to time as provided in the bylaws. The name and street address of the initial directors of this Corporation are:

Frank L. Eger, Jr. - 13950 Virginia Avenue, Astatula, Florida 34705

Joseph P. Eger - c/o Sierra Lumber Manufacturers

375 West Hazelton Ave., Stockton, California 95206

Directors may be removed with or without cause.

ARTICLE VII
INCORPORATOR

The name and street address of the person signing these Articles of Incorporation is:

Frank L. Eger, Jr. - 13950 Virginia Avenue, Astatula, Florida 34705

ARTICLE VIII
BYLAWS

Except as otherwise provided by law, the power to adopt, alter, amend or repeal the bylaws shall be vested in the Board of Directors.

ARTICLE IX
INDEMNIFICATION

In addition to any and all rights and duties under applicable law, the Corporation shall indemnify and hold harmless all of its directors, officers, employees and agents, and former directors, officers, employees and agents from and against all liabilities and obligations, including attorneys’ fees, incurred in connection with any actions taken or failed to be taken by said directors, officers, employees and agents in their capacity as such except for willful misconduct or gross negligence.

ARTICLE X
CONFLICTS OF INTEREST

No contract or other transaction between this Corporation and any other corporation, and no act of this Corporation, shall in any way be affected or invalidated by the fact that any of the Directors of this Corporation are pecuniarily or otherwise interested in, or are the directors or officers of, such other corporation. Any Director individually, or any firm of which any Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of this Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof, and any Director of this Corporation who is also a director or an officer of such other corporation, or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation which shall authorize any such contract or transaction with like force and effect as if he were not such a director or officer of such other corporation, or not so interested.

ARTICLE XI
LIMITED LIABILITY OF SHAREHOLDERS

The private property of the shareholders shall not be subject to payment of the Corporation’s debts to any extent.

ARTICLE XII
AMENDMENT

This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

ARTICLE XIII
HEADINGS AND CAPTIONS

The headings or captions of these various articles are inserted for convenience and none of them shall have any force or effect, and the interpretation of the various articles shall not be influenced by any of said headings or captions.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation under the laws of the State of Florida, hereby makes and files these Articles of Incorporation declaring and certifying that the facts stated herein are true and hereby subscribes thereto and hereunto sets his hand and seal this 10th day of October, 2002.

/s/ Frank L. Eger, Jr.
Frank L. Eger, Jr.

STATE OF FLORIDA
COUNTY OF SEMINOLE

The foregoing instrument was acknowledged before me this 10th day of October, 2002, by FRANK L. EGER, JR., who did not take an oath and who (check one) ☒ is personally known to me, ☐ produced a driver’s license (issued by a state of the United States within the last five (5) years) as identification, or ☐ produced other identification, to wit:

                                                                                                                                        .

/s/ Thomas S. Recicar
Print Name: THOMAS S. RECICAR
Notary Public, State of Florida
My Commission Expires: 1/31/2005
Commission Number: CC992176

CERTIFICATE DESIGNATING PLACE OF BUSINESS FOR THE
SERVICE OF PROCESS WITHIN FLORIDA AND REGISTERED
AGENT UPON WHOM PROCESS MAY BE SERVED

In compliance with Section 48.091, Florida Statutes, the following is submitted:

CUTTING EDGE TOOLING, INC., desiring to organize as a corporation under the laws of the State of Florida with its registered office at 13950 Virginia Avenue, Astatula, Florida 34705 has named and designated FRANK L. EGER, JR. as its Registered Agent to accept service of process within the State of Florida.

ACKNOWLEDGMENT

Having been named to accept service of process for the above named corporation, at the place designated in this Certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statues relating to the proper and complete performance of my duties as Registered Agent.

Dated this 10th day of October, 2002.

/s/ Frank L. Eger, Jr.
Frank L. Eger, Jr.
Registered Agent